As filed with the Securities and Exchange Commission on June 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-2053462
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

877 Executive Center Drive West

Suite 300

St. Petersburg, Florida 33702

(727) 576-6630

(Address, including zip code and telephone number of Principal Executive Offices)

PAUL SOLTOFF

SENDTEC, INC.

877 EXECUTIVE CENTER DRIVE WEST, SUITE 300

ST. PETERSBURG, FLORIDA 33702

(727) 576-6630

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

With a copy to:

MICHAEL TAYLOR, ESQ.

HOLLAND & KN1GHT LLP

222 LAKEVIEW AVENUE

SUITE 1000

WEST PALM BEACH, FLORIDA 33401

(561) 833-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, after this registration statement becomes effective and from time to time thereafter.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 13b-2 of the Exchange Act. (Check One)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	137,106,083(1)	$0.04(2)	$5,484,243(2)	$215.53(2)

(1)	The common stock being registered consists of: (i) 10,036,670 shares of common stock issued to investors in a private placement completed on March 26, 2008; and (ii) 127,069,413 shares of common stock issued or issuable upon the conversion of debentures (including shares issued or issuable upon the conversion of Series B preferred stock that are exchanged for such debentures). Pursuant to Rule 416 of the Securities Act such shares shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of common stock.

(2)	The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the last reported sale price of the registrant’s common stock, $0.001 par value, on June 16, 2008, as reported by the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 20, 2008.

PROSPECTUS

SENDTEC, INC.

137,106,083 Shares of Common Stock

The 137,106,083 shares of our common stock offered by this prospectus include: (i) 10,036,670 shares of common stock issued to investors in a private placement completed on March 26, 2008; and 127,069,413 shares of common stock issued or issuable upon the conversion of debentures (including shares issued or issuable upon the conversion of Series B preferred stock that are exchanged for such debentures). The common stock has been and will be issued to accredited investors in transactions that are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act “), and Regulation D promulgated under the Securities Act.

The registration of shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of sale are within the sole discretion of the selling stockholders. These shares may be sold by the selling stockholders from time to time, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of common stock under this prospectus. We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling and related expenses.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “SNDN.OB.” On June 16, 2008, the last reported sale price for our common stock as reported by the OTC Bulletin Board was $0.04 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 4 AND THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 FOR A DISCUSSION OF THESE RISKS.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 20, 2008.

-i-

About this Prospectus

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to or incorporated by reference into the registration statement for a complete description.

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our common stock under the heading “Risk Factors,” before investing in our common stock. In this prospectus, “Company,” “we,” “us,” and “our” refer to SendTec, Inc.

The Company and our Business

Our business primarily involves direct response marketing programs designed to help our clients market their products and services through the Internet, television, radio and print advertising. We are a holding company that conducts business operations through our wholly-owned subsidiary, SendTec Acquisition Corp. (“STAC”).

Corporate History

We were originally formed on April 27, 2004 as Chubasco Resources Corp. in the State of Nevada as an exploration company engaged in the business of mineral exploration. Since that time we have completed several acquisitions, divestitures and business combination transactions that have resulted in a focus on direct response marketing. The first of these transactions was with RelationServe, Inc. (“RelationServe”).

RelationServe was incorporated in the State of Delaware in March 2005. On May 16, 2005, RelationServe acquired, through a wholly-owned subsidiary, certain Internet marketing assets from Omni Point Marketing LLC, a Florida limited liability company. At that time RelationServe also acquired, through a wholly-owned subsidiary, an Internet social networking community, Friendsand, LLC, a Delaware limited liability company. RelationServe had no business or assets prior to such acquisitions.

On June 13, 2005, we completed a reverse merger with RelationServe pursuant to which the former stockholders of RelationServe acquired a majority of our outstanding Common Stock and RelationServe became our wholly-owned subsidiary. Subsequently, we discontinued all of our business operations that had been conducted prior to the reverse merger, and we succeeded to the business of RelationServe as our sole line of business. On June 15, 2005, we filed an amendment to our articles of incorporation to change our name from Chubasco Resources Corp. to RelationServe Media, Inc., a Nevada corporation.

On August 29, 2005, we merged with our wholly-owned Delaware subsidiary, RelationServe Media, Inc., a Delaware corporation, for the sole purpose of reincorporating in the State of Delaware.

On October 31, 2005, an affiliate of ours, STAC, purchased all of the business and assets of SendTec, Inc. (“SendTec”) from theglobe.com, Inc. (“theglobe.com”). STAC provided financing for the acquisition of SendTec by issuing $34,950,000 of its 6% Senior Secured Convertible Debentures due March 31, 2008 (the “Debentures”), to institutional investors. In addition, three of the debenture holders also purchased 279,669 shares of STAC’s redeemable preferred stock at a price of $1.00 per share, for net proceeds of approximately $280,000. STAC management purchased 531,700 shares of STAC Common Stock for $531,700. STAC also issued, as non-cash consideration, an additional 4,774,323 shares of its Common Stock to the management team of SendTec. In addition, we purchased 10,000,000 shares of STAC Common Stock at a purchase price of $1.00 per share with proceeds from the sale of 762,199 shares of our Series A Preferred Stock. We retained approximately a 23% equity interest in STAC.

Pursuant to the requirements of the acquisition financing arrangements described above, from October 31, 2005, the date of the acquisition of SendTec, through February 3, 2006, STAC operated independently from us and was our minority-owned affiliate. Following the satisfaction of certain financial milestones, on February 3, 2006, among other transactions, STAC became our wholly-owned subsidiary. In connection with the transactions that occurred on February 3, 2006, we guaranteed the obligations of STAC and pledged our assets as security for the Debentures, and the Debentures that were previously convertible into STAC Common Stock became convertible into shares of our Common Stock. In addition, the STAC Common Stock held by the STAC management team was exchanged for 9,506,380 shares of our Common Stock, and STAC’s redeemable preferred stock was redeemed by STAC for approximately $280,000. In addition, our Series A Preferred Stock was converted into 7,621,991 shares of our Common Stock.

        On June 5, 2006, we entered into a definitive agreement to sell substantially all of the business and assets of RelationServe Access, Inc., one of our wholly-owned subsidiaries. The closing occurred on June 15, 2006. The sales price included $1.4 million in cash and the assumption of certain liabilities by the buyer, up to a total aggregate amount of $3.0 million. Pursuant to the agreement, we remained liable for certain contingencies and liabilities, including any liabilities in excess of $3.0 million. Subsequently, we discontinued the business of Friendsand, LLC.

On July 17, 2006, we changed our name from “RelationServe Media, Inc.” to “SendTec, Inc.” We currently maintain our principal executive offices at 877 Executive Center Drive West, Suite 300, St. Petersburg, Florida 33702. We also maintain an office in New York, New York. We presently have 96 full-time employees.

Our Business

We are a direct response marketing service and technology company that provides customers a wide range of direct marketing products and services to help market their products and services on the Internet (“online”) and through traditional media channels such as television, radio, and print advertising (“offline”). Utilizing our marketing products and services, our clients seek to increase the effectiveness and the return on investment on their advertising campaigns. Our online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking, and many other agency type services. In addition, we have a suite of technology solutions: ROY, SearchFactz™, SOAR (an acronym for “SendTec Optimization and Reporting”) and iFactz™, all of which enable us to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print, and the Internet. We believe the combination of our direct marketing capabilities, technology, and experience in both online and offline marketing, enables our clients to optimize their advertising campaigns across a broad spectrum of advertising mediums.

Online Marketing Services—SearchFactz™

We offer a variety of products and services that enable on-line advertisers and publishers to generate performance-based results through online marketing channels such as search marketing, web advertising, e-commerce up-sells, affiliate marketing, and email marketing. Our broad range of products and services includes creative strategy and execution, strategic offer development, production planning, media planning, media buying, and search optimization. Through these products and services, our clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. Our proprietary technologies allow advertisers and publishers to track, report, and optimize online campaign activity all the way to the “conversion level” (which means a consumer’s actual response to the offer, as, for example, by the making of a purchase). Our knowledge of digital advertising strategies, targeting methods, media placements, and creative executions combined with our technology, help our clients improve their advertising performance and return on investment.

Currently, the majority of our online revenues are generated from performance based marketing services based on cost-per-action (“CPA”) or cost-per-click (“CPC”) pricing models. CPA and CPC pricing models require that we generate a specified consumer action for the advertiser in order to be paid by the advertiser. The term action is used to describe the specific consumer response desired by an advertiser. An action can be (1) a sale, which is the purchase of a product or service by a consumer, or (2) a lead, which is the supplying of specific information by a consumer to an advertiser. Under both of these models we are paid a fee per action only if we generate the action the advertiser specifies. The majority of the time, we utilize online media providers who agree to provide media to us on a venture basis. By supplying online media on a venture basis, online media providers are only paid for the media when it generates a specified action. Therefore, the media provider is not paid for the quantity of media supplied to generate an action but only for the number of actions generated. The amount an advertiser is willing to pay for an action depends on several factors, including the type of action, the amount of information to be gathered, and the level of difficulty to generate the action. For example, an advertiser may be willing to pay $50.00 per action to generate a sale of a $200.00 product, and $5.00 per action to get the name, address and phone number of a consumer interested in a mortgage. Advertisers pay us to generate actions online for them, and in turn, the online media provider is paid a portion of the revenue received by us for generating that action. We recognize revenue for the fees generated by providing actions to advertisers. Our ability to generate significant revenues from online advertisers depends on our ability to acquire a sufficient supply of online performance based media at competitive prices and our ability to demonstrate the effectiveness of these performance-based pricing models to advertisers.

As part of our online marketing services, we manage and optimize paid search programs for direct marketers, providing them with bid/rank management, and creative and strategic consulting in order to optimize paid searches. SearchFactz™ is a search engine marketing pay-per-click bid management technology that coordinates performance and cost data from search engines, and conversion activities from websites, and generates actionable campaign alerts that can be analyzed and acted upon by marketing analysts to optimize return on investment from marketing budgets. We develop, through SearchFactz™ and the collective experience of our search engine marketing team, the mix of search engine marketing strategies and services to meet a client’s customer acquisition goals. Our search engine marketing services include goals assessment, keyword research and development, creative development, landing page optimization, centralized search listing management, bid management, conversion analysis, fraud detection, campaign optimization, and return-on-investment and profit maximization. From pay-per-click to paid-inclusion and comparison shopping engines, we believe that we utilize the most cost-effective channels to create a customized search marketing campaign to meet our client’s objectives.

All of our online marketing services clients sign insertion order agreements with us prior to the delivery of services. These insertion order agreements detail the specific terms under which marketing services will be provided, including the marketing services to be performed, the fees to be paid and the term of the agreement. The majority of our insertion order agreements for online marketing services are short-term agreements, with either party being able to cancel the insertion order without penalty with 48 hours notice. Most of our search engine marketing insertion order agreements have a minimum 12 month cancellation requirement.

Offline Marketing Services—iFactz™

We also offer a full array of offline marketing services utilizing traditional distribution channels such as television, radio, print, and direct mail. Our offline marketing services include creative strategy, production, and media buying. We have developed, produced, and distributed numerous direct response television campaigns for customers and have received national awards for our creative and production work. We utilize our two in-house state-of-the-art non-linear digital video editing suites. Our staff includes experienced production department directors, producers, and editors. Our media buying department provides a full range of services, including strategic media planning, media trafficking, media buying, media tracking, and post-buy media and financial analysis, and has executed media buying assignments for a wide variety of television (broadcast and cable), radio, and print formats. Our long time relationships with media partners have enabled us to provide clients competitive media prices.

We have developed a proprietary software application, iFactz™, which we believe provides a competitive advantage in marketing offline advertising services. iFactz™ is our Application Service Provider, or “ASP,” technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz™ intelligently tracks and reports web activity from most offline advertising—TV (including national cable), radio, print, and direct mail—in real time. iFactz™’s Intelligent Sourcing™ is a media technology that informs the user where online customers come from, and what corresponding activity they produced on the user’s website. iFactz™’s ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner because there are no cumbersome, time-consuming, and costly implementation expenses and lead times. iFactz™ is licensed to clients both as a standalone technology solution and as part of an overall campaign offering. We believe that iFactz™ has provided us with a significant competitive advantage, and that there are currently no similar technologies available in the market.

All of our offline marketing services clients sign master terms and conditions agreements, as well as scope of services agreements, with us prior to the delivery of services. The master terms and conditions agreement serves as the general agreement that governs the terms for all projects handled by us for a client. The scope of services agreement details the specific terms under which marketing services will be provided for each project, including the marketing services to be performed, the fees to be paid, and the time frame in which the services will be completed. The majority of our services agreements are cancelable only upon a client’s payment for all marketing services performed.

Recent Developments

On May 5, 2008, Web Clients, Inc. d/b/a Webclients.net (a subsidiary of ValueClick, Inc.), a vendor of SendTec, filed a complaint against us in the Superior Court of the State of California seeking $592,033.75 for alleged breach of contract. The complaint was received by us on June 16, 2008 and seeks the payment of certain costs incurred by us in connection with our work for a former customer, Cosmetique, Inc. We intend to vigorously contest this action; however, we cannot predict the outcome or possible loss, if any, at this time. We cannot provide any assurance that the outcome of this matter will not have a material adverse effect on our financial position or results of operations. We had previously filed an action for breach of contract and collection of trade receivables against Cosmetique, Inc. on September 14, 2007, which action has not yet been resolved.

On June 11, 2008, our stockholders voted to approve an increase in our authorized common stock to 500,000,000 shares.

On March 25, 2008, we entered into a Recapitalization Agreement (the “Recapitalization Agreement”) by and among the Company, SendTec Acquisition Corp., the Company’s wholly owned subsidiary (“STAC”), the holders (the “Holders”) of STAC’s 6% Senior Secured Convertible Debentures due March 31, 2008 (the “Original Debentures”), and Christiana Corporate Services, Inc., in its capacity as administrative agent for the Holders (the “Agent”). The Agreement amends and restates the Securities Purchase Agreement, dated as of October 31, 2005, as amended (the “SPA”), by and among the same parties to the Recapitalization Agreement. As indicated below, one condition to the completion of the transactions contemplated by the Recapitalization Agreement is the amendment to our Certificate of Incorporation which was approved by our shareholders on June 11, 2008.

        Under the Recapitalization Agreement, on March 26, 2008 (the “First Closing Date”), the Holders were issued 10,801 shares of the Company’s newly created Series B Preferred Stock, each with a stated value of $1,700, which are convertible into a number of shares of common stock equal to the aggregate stated value divided by the conversion price of $0.17. The exchange covered $18,361,700 of the original $32,730,000 principal amount of Original Debentures outstanding. The remaining $14,368,300 of Original Debentures will be exchanged for Series B Preferred Stock at a second closing (the “Second Closing”), conditioned upon, among other things, stockholder approval to increase the number of authorized shares of common stock of the Company to 500,000,000 shares (which was approved by the stockholders on June 11, 2008), and the completion of an offering with minimum aggregate gross proceeds to the Company of $5,000,000 (the “Concurrent Offering Target”), of which $1,204,400 was raised on the First Closing Date. In the event that the Company does not meet the Concurrent Offering Target by the Second Closing, only $3,368,300 of the remaining $14,368,300 of Original Debentures will be exchanged for Series B Preferred Stock at the Second Closing. In such case, the residual $11,000,000 will remain outstanding in the form of three-year convertible debentures (the “Residual Debentures”), due March 31, 2011, with no interest either payable or accrued and with no principal payments due prior to maturity. Such Residual Debentures will automatically convert into Series B Preferred Stock if the Company achieves the Concurrent Offering Target prior to the earlier of: (i) the one-year anniversary of the date of the Second Closing; and (ii) the date that is one year and 150 days from the First Closing Date. As part of the restructuring of the Original Debentures, interest due on the Original Debentures as of November 16, 2007, has been paid.

The Recapitalization Agreement obligates us to file, by June 24, 2008, a registration statement with the SEC to the extent necessary to cover all shares of common stock issuable upon conversion of the remaining outstanding Debentures (as modified in accordance with the terms of the Recapitalization Agreement), any Residual Debentures and the Series B Preferred Stock, as well as certain additional shares of common stock. We will be subject to substantial liquidated damages in the event that the registration statement is not declared effective by the SEC by August 23, 2008.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks and those from our Annual Report on Form 10-KSB for the year ended December 31, 2007, as amended on Form 10-KSB/A, which are incorporated by reference in this prospectus, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Common Stock

The conversion of our Series B preferred stock and outstanding debentures may result in substantial dilution of the ownership interests of our existing common stockholders.

The issuance of shares of common stock upon conversion of our Series B preferred stock and outstanding debentures may result in substantial dilution to our existing holders of common stock. As of May 30, 2008, we had outstanding 9,459 shares of Series B preferred stock which were convertible into 94,587,646 shares of common stock at a conversion price of $0.17. Additionally, we had outstanding $14,368,300 principal amount of debentures that are convertible into 84,519,412 shares of common stock at a conversion price of $0.17. As of May 30, 2008, there were 76,560,213 shares of common stock outstanding. Therefore, the conversion of Series B preferred stock and outstanding debentures may result in a greater than 234% increase in our outstanding common stock, which would significantly dilute the proportionate equity interest and voting power of existing holders of common stock.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“ Exchange Act “). Such forward-looking statements include statements regarding, among other things, (a) our expectations about product development activities, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The information contained in this prospectus, as well as in our SEC filings, identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statements.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. The selling stockholders will pay any underwriting discounts, commissions and expenses incurred by the selling stockholders for brokerage, accounting or tax services or any other expenses incurred by the selling stockholders in disposing of the shares of common stock. We will receive no proceeds from the sale of shares of common stock in this offering.

Determination of Offering Price

This offering is being made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for resale some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price for our common stock, as quoted on the OTC Bulletin Board on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which shares offered for resale pursuant to this prospectus may be sold.

Selling Stockholders

This prospectus covers shares of our common stock underlying securities that we sold in private placements to “accredited investors” as defined by Rule 501(a) under the Securities Act, pursuant to a registration exemption under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. Under registration rights agreements with each investor in the private placement, we are required to register for resale the shares of our common stock described in the table below.

We have prepared the table below based upon the information available to us as of May 30, 2008. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth:

•	the name of each selling stockholder;

•	the number of shares of our common stock beneficially owned by the selling stockholders as of May 30, 2008; and

•	the maximum number of shares of our common stock that may be offered for the account of the selling stockholders under this prospectus.

No estimate can be given as to the amount of our common stock that will be held by the selling stockholders after completion of the offering because the selling stockholders may sell all or some of our common stock.

Under SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Beneficial ownership is calculated based on 76,560,213 shares of our common stock outstanding as of May 30, 2008. In calculating the number of shares beneficially owned by a selling stockholder and the percentage ownership, shares of common stock subject to preferred stock conversion rights, options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after May 30, 2008 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The certificate of designation of our Series B preferred stock contains a limitation on the amount of Series B preferred stock that may be converted by the holders. Similarly, the holders of our debentures, the shares issuable upon conversion of which are being registered by this prospectus, have agreed to certain limitations on their ability to convert the debentures into our common stock. These conversion limitations may be waived by the holders of the Series B preferred stock and the debentures upon not less than 61 days prior notice. Any shares in excess of the conversion limitations that are issuable upon conversion of the Series B preferred stock or the debentures are not deemed to be beneficially owned under SEC rules. We are registering all shares issuable upon conversion of the Series B preferred stock and the debentures (to the extent not previously registered by us), whether or not such shares are deemed to be beneficially owned. Therefore, the total number of shares registered for sale may exceed the number the number of shares reflected as being beneficially owned.

Name of Selling Stockholder	Number of Shares Beneficially Owned		% of Outstanding Shares	Total Shares Registered for Sale
LBI Group, Inc.	7,648,365	(2)	9.99%	38,823,529
Fursa Alternative Strategies LLC	7,648,365	(3)	9.99%	23,294,118
Alexandra Global Master fund, L.P.	7,648,365	(4)	9.99%	19,411,765
SDS Capital Group SPC, Ltd.	7,648,365	(5)	9.99%	15,529,412
Paul Soltoff	5,841,276	(6)	7.63%	2,500,000
Palisades Master Fund, L.P.	4,648,235		5.72%	6,988,235
CAMOFI Master LDC	3,820,355		4.99%	7,764,706
Portside Growth and Opportunity Fund	3,820,355		4.99%	7,764,706
RHP Master Fund, Ltd.	3,820,355		4.99%	3,882,353
Donald Gould, Jr.	3,356,346	(7)	4.38%	1,041,667
JGB Capital L.P.	3,411,764		4.27%	2,834,118

Name of Selling Stockholder	Number of Shares Beneficially Owned		% of Outstanding Shares	Total Shares Registered for Sale
Irv Brechner	2,736,275	(8)	3.57%	2,500,000
Harry Greene	1,719,958	(9)	2.24%	1,250,000
Mark Salter	1,247,769		1.60%	776,471
Chocolate Chip Investments, L.P.	779,444		1.02%	618,334
New Britain Radiological Assoc 401K plan	612,777		*	501,667
David Lerner	415,000		*	415,000
Phyllis Ulreich	291,667		*	291,667
Peddle Partners LLP	291,667		*	291,667
Alfred Gladstone	210,000		*	210,000
Bernard Gitlow	208,334		*	208,334
Alfred Gladstone TTEE Madge W Gladstone Trust	208,334		*	208,334

Total Shares:	68,033,371		63.00%	137,106,083

*	Less than 1%.
(1)	Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o SendTec, Inc., 877 Executive Center Drive West, Suite 300, St. Petersburg, FL 33702.
(2)	Based on a Schedule 13D filed on April 2, 2008, and other information. Lehman Brothers Inc. is the parent company of LB I Group. Lehman Brothers Holdings Inc., a public reporting company, is the parent company of Lehman Brothers Inc. The address for LB I Group is c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Eric Salzman and Will Yelsits. Lehman Brothers Inc. is a registered broker-dealer.
(3)	Based on a Schedule 13G filed on February 14, 2007, and other information. The business address of Fursa Alternative Strategies is 200 Park Avenue, 54th Floor, New York, NY 10166-3399. The chief investment officer of Fursa Alternative Strategies LLC is William F. Harley III.
(4)	Based on a Schedule 13G filed on November 27, 2006, and other information. The business address of Alexandra Global Master Fund is Citco Building, Wickams Cay, PO Box 662, Road Town, Tortola, British Virgin Islands. The investment manager of Alexandra Global Master Fund is Alexandra Investment Management, LLC, the managing member of Alexandra Investment Management, LLC is Mikhail A. Filimonov.
(5)	Based on a Schedule 13G filed on November 27, 2006, as amended on February 14, 2008, and other information. The business address of SDS Capital Group SPC., Ltd is c/o Ogier Fiduciary Services (Cayman) Ltd., 113 South Church Street, PO Box 12346T, George Town, Grand Cayman. The investment manager of SDS Capital Group SPC., Ltd is SDS Management, LLC; the sole managing member of SDS Management, LLC is Steven Darby.
(6)	Based on a Form 4 filed on March 28, 2008. Mr. Soltoff is the Chief Executive Officer and the Chairman of the Board of Directors of the Company.
(7)	Based on a Form 4 filed on March 28, 2008, and options to purchase 66,666 of our Common Stock exercisable within 60 days of this prospectus. Mr. Gould is the Chief Financial Officer of the Company.
(8)	Mr. Brechner is an employee of the Company.
(9)	Mr. Greene is an employee of the Company.

Plan of Distribution

We are registering 137,106,083 shares of common stock to permit the resale of these shares of our common stock by the selling stockholders from time to time after the date of this prospectus. The registration of the common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders under this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of common stock offered hereby will be paid by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are not aware of any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock that have been entered into by the selling stockholders, nor are we aware of any underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the selling stockholders.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We are permitted to suspend the use of this prospectus in connection with sales of the shares of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the SEC and similar events.

Legal Matters

Holland & Knight LLP will opine upon the validity of the shares of common stock offered in this prospectus.

Experts

The consolidated financial statements of SendTec, Inc. appearing in SendTec, Inc’s Annual Report (Amendment No. 1 on Form 10-KSB/A) for the year ended December 31, 2007 incorporated by reference in this prospectus and registration statement have been audited by Gregory Sharer & Stuart, P.A., independent registered public accounting firm, as set forth in their report thereon, also incorporated by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of SendTec, Inc. for the year ended December 31, 2006 appearing in SendTec’s 2007 Annual Report (Amendment No. 1 on Form 10-KSB/A) incorporated by reference in this prospectus and registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that the Company must restructure its debt obligation or secure alternative financing as described in Notes 2 and 8 to the consolidated financial statements), also incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Notice Relating to this Prospectus

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by the Company or the selling shareholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

Where You Can Find More Information

The Company has filed this registration statement with the SEC. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted from this prospectus in accordance with the rules of the SEC and you should refer to the registration statement and its exhibits for additional information. You may also find information about us at our website: www.sendtec.com. The contents of our website are not part of this registration statement and our Internet address is included in this document as an inactive textual reference only. Our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed by us with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act, are accessible free of charge through our website as soon as reasonably practicable after we electronically file those documents with, or otherwise furnish them to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 107 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public on the SEC’s Internet web site at http://www.sec.gov.

You should rely only on the information contained in this prospectus. Neither the Company nor any selling stockholder has authorized anyone to provide you with any information that is different from that contained in this prospectus. The information contained in this prospectus is accurate as of the date of this prospectus. You should not assume that there have been no changes in the affairs of the Company since the date of this prospectus or that the information in this prospectus is correct as of any time after the date of this prospectus, regardless of the time that this prospectus is delivered or any sale of the common stock offered by this prospectus is made. This prospectus is not an offer to sell or a solicitation of an offer to buy the shares covered by this prospectus in any jurisdiction where the offer or solicitation is unlawful.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

1.	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on April 9, 2008, as amended on Form 10-KSB/A, filed on June 20, 2008.

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on May 15, 2008.

3.	The Company’s Current Reports on Form 8-K filed with the SEC on January 10, 2008, March 27, 2008, March 28, 2008, April 9, 2008, April 16, 2008, May 15, 2008, and June 17, 2008.

4.	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on December 30, 2005.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering to which this prospectus relates.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following address:

SendTec, Inc.

877 Executive Center Drive W., Suite 300

St. Petersburg, Florida 33702

(727) 576-6630

Indemnification of Directors and Officers

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (“SEC “) registration fee.

Securities and Exchange Commission registration fee	$216
Legal fees and expenses	25,000
Registrar and transfer agent’s fees and expenses	1,500

Total expenses	$26,716

Item 15.	Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the “DGCL”) or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, our or our stockholders’ ability to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Item 16.	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of RelationServe, Inc. dated August 29, 2005 (incorporated herein by referenced to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2005).

3.2	Amended and Restated By-Laws of RelationServe Media, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2005).

3.3	Amendment to Amended and Restated By-Laws of RelationServe Media, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2005).

3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of SendTec, dated November 15, 2006 (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form SB-2, filed with the SEC on December 22, 2006).

3.5	Form of Certificate of Designation of the Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s current Report on Form 8-K filed with the SEC on March 28, 2008).

4.1	Form of Recapitalization Agreement, dated as of March 25, 2008, by and among the Company, STAC and the Agent (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

4.2	Form of Amended and Restated Senior Secured Convertible Debenture (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2008).

4.3	Registration Rights Agreement, dated February 3, 2006, among the Company and various purchasers of the Company’s securities (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2006).

Exhibit Number	Description
5.1	Opinion of Holland & Knight LLP.*

23.1	Consent of Gregory Sharer & Stuart.*

23.2	Consent of Marcum & Kliegman LLP*

24.1	Power of Attorney (included on signature page).

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, Florida, on this 20th day of June, 2008.

SENDTEC, INC.

By:	/s/ Paul Soltoff
Paul Soltoff Chief Executive Officer and Secretary

Each person whose signature appears below hereby constitutes and appoints Paul Soltoff and Donald Gould, Jr., each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Soltoff Paul Soltoff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 20, 2008

/s/ Donald Gould, Jr. Donald Gould, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2008

/s/ Vincent Addonisio Vincent Addonisio	Director	June 20, 2008

/s/ Anthony Abate Anthony Abate	Director	June 20, 2008

/s/ Stephen Marotta Stephen Marotta	Director	June 20, 2008

/s/ Paul S. Dzera Paul S. Dzera	Director	June 20, 2008